As filed with the Securities and Exchange Commission on June 23, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Viper Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	46-5001985
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 West Texas Avenue

Suite 1200

Midland, Texas 79701

(432) 221-7400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Viper Energy Partners LP Long Term Incentive Plan

(Full title of the plan)

Teresa L. Dick

Chief Financial Officer

Viper Energy Partners LP

14301 Caliber Drive

Suite 300

Oklahoma City, Oklahoma 73134

(405) 463-6900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mike Rossenwasser

Brenda Lenahan

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, New York 10103

(212) 237-0000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common units representing limited partner interests	9,144,000 units	$32.665	$298,688,760	$38,471

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional common units representing limited partner interests (“Common Units”) as may become issuable pursuant to the adjustment provisions of the Viper Energy Partners LP Long Term Incentive Plan (the “Plan”).
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per unit, proposed maximum aggregate offering price, and amount of registration fee are based on a price of $32.665 per Common Unit, which is the average of the high and low trading price per Common Unit of Viper Energy Partners LP (the “Registrant”), as reported on the NASDAQ Global Select Market on June 18, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send or give to all participants in the Plan document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)	The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act (File No. 333-195769) on June 18, 2014 forming part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-195769), originally filed with the Commission on May 7, 2014;

(b)	The Registrant’s Current Report on Form 8-K (File No. 001-36505), filed with the Commission on June 23, 2014;

(c)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(d)	The description of the Registrant’s Common Units included under the caption “Description of our Common Units” contained in the prospectus forming part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-195769), originally filed with the Commission on May 7, 2014, which description has been incorporated by reference in Item 1 of the Registrant’s Form 8-A (File No. 001-36505), filed with the Commission on June 17, 2014, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under the Registrant’s partnership agreement, in most circumstances, the Registrant will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, liabilities, costs, expenses, claims, damages or similar events: (i) the Registrant’s general partner, any departing general partner, and any person who is or was an affiliate of the Registrant’s general partner or any departing general partner; (ii) any person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of the Registrant, its subsidiaries, its general partner, any departing general partner or any of their affiliates; (iii) any person who is or was serving as a manager, management member, general partner, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to the Registrant or its subsidiaries; (iv) any person who controls the Registrant’s general partner or any departing general partner; and (v) any other person designated by the Registrant’s general partner. Any indemnification under these provisions will only be out of the Registrant’s assets. Unless the Registrant’s general partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to the Registrant to enable the Registrant to effectuate, indemnification. The Registrant may purchase insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether the Registrant would have the power to indemnify the person against liabilities under its partnership agreement.

Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. In addition, Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of the Registrant’s general partner provides for the indemnification of its directors and officers against liabilities they incur in their capacities as such.

The Registrant and its general partner also have indemnification agreements with each of the current directors and executive officers of the general partner. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted by law against expenses incurred as a result of any proceeding in which they are involved by reason of their service to the Registrant and, if requested, to advance expenses incurred as a result of any such proceeding. The Registrant also intends to enter into indemnification agreements with future directors and executive officers of its general partner. The underwriting agreement that the Registrant has entered into with its underwriters also contains indemnification and contribution provisions that will indemnify and hold harmless the directors and officers of the Registrant’s general partner.

The Plan provides that the committee that administers the Plan and all members thereof are entitled to, in good faith, rely or act upon any report or other information furnished to them by any officer or employee of the Registrant, its general partner, any of its subsidiaries, the Registrant’s or its general partner’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the committee and any officer or employee of the general partner, the Registrant, or any of its subsidiaries acting at the direction or on behalf of the committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Registrant with respect to any such action or determination.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Certificate of Limited Partnership of Viper Energy Partners LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement (File No. 333-195769), filed on May 7, 2014).

4.2	First Amended and Restated Agreement of Limited Partnership of Viper Energy Partners LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36505), filed on June 23, 2014).

4.3	Viper Energy Partners LP Long Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36505), filed on June 23, 2014).

4.4	Form of Unit Option Agreement (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K (File No. 001-36505), filed on June 23, 2014).

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.

23.1*	Consent of Vinson & Elkins LLP (included in Exhibit 5.1 to this Registration Statement).

23.2*	Consent of Grant Thornton LLP

23.3*	Consent of Grant Thornton LLP

23.4*	Consent of Ryder Scott Company, L.P.

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Midland, Texas on June 23, 2014.

VIPER ENERGY PARTNERS LP

By:	Viper Energy Partners GP LLC, its general partner

By:	/s/ Teresa L. Dick
Name: Teresa L. Dick
Title: Chief Financial Officer, Senior Vice President
and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Travis D. Stice, Teresa L. Dick and Randall J. Holder, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on June 23, 2014 in the capacities set forth below.

Signature	Title

/s/ Travis D. Stice	Chief Executive Officer and Director
Travis D. Stice	(Principal Executive Officer)

/s/ Teresa L. Dick	Chief Financial Officer, Senior Vice President and Assistant Secretary
Teresa L. Dick	(Principal Financial Officer and Principal Accounting Officer)

/s/ Steven E. West	Director
Steven E. West

/s/ W. Wesley Perry	Director
W. Wesley Perry

/s/ Michael L. Hollis	Director
Michael L. Hollis

/s/ James L. Rubin	Director
James L. Rubin

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Limited Partnership of Viper Energy Partners LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement (File No. 333-195769), filed on May 7, 2014).

4.2

First Amended and Restated Agreement of Limited Partnership of Viper Energy Partners LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36505), filed on June 23, 2014).

4.3	Viper Energy Partners LP Long Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36505), filed on June 23, 2014).

4.4	Form of Unit Option Agreement (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K (File No. 001-36505), filed on June 23, 2014).

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.

23.1*	Consent of Vinson & Elkins LLP (included in Exhibit 5.1 to this Registration Statement).

23.2*	Consent of Grant Thornton LLP

23.3*	Consent of Grant Thornton LLP

23.4*	Consent of Ryder Scott Company, L.P.

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.